Exhibit 10.6

                            RADIO MARKETING AGREEMENT

         THIS RADIO MARKETING AGREEMENT (the "Agreement") is entered into as of February 12, 2004 (the "Effective Date") by and between Direct Card Services, LLC, a Delaware limited liability company (hereinafter "DCS"), ROI Media Solutions, LLC, a California limited liability company (hereinafter "ROI") each of which are hereinafter sometimes referred to collectively as "Card Provider" and Spanish Broadcasting System of California, Inc., a California corporation (hereinafter sometimes "SBS" or "Radio Provider").

                                    RECITALS

         A. Card Provider has an approved stored value card program through a federally chartered bank which program is also approved by the bank association known as "MasterCard";

         B. Radio Provider owns and operates an FM radio station in Los Angeles, California, known as "La Raza" with call letters KLAX FM;

         C. Card Provider desires to offer a custom-branded stored value MasterCard to Radio Provider's listeners and to engage in separate advertiser promotion involving such bankcard program; and,

         D. Radio Provider also desires to offer a custom-branded stored value MasterCard to its listeners and to engage in separate advertiser promotions for the bankcard program.

                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the following meanings, respectively:

         1.1. "CONFIDENTIAL INFORMATION" means any information of a party disclosed to the other party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to, know-how, trade secrets, data, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all exhibits hereto. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient directly or indirectly from a third-party source other than one having an obligation of confidentiality to the providing party;
(ii) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or
(iii) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

         1.2. "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights arising under statutory or common law, whether or not perfected, including, without limitation, all (a) United States and foreign patents, patent applications, and other patent rights, including, without limitation, divisions, continuations, renewals, reissues, and extensions of any of the foregoing, (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, and moral rights, (c) Confidential Information, (d) any right analogous to those set forth in this definition, and
(e) any other proprietary rights relating to intangible property.


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         1.3 "STORED VALUE CARD PROGRAM OR SVC" means an approved custom-branded
MasterCard stored value debit card. It will either be custom-branded using logo materials from the Radio Provider or it will be the Direct Card Services Media Card (an existing approved MasterCard stored value debit card offered by Card Provider).

         1.4. "TERM" means the term of this Agreement as provided in Paragraph
10.

         2. STORED VALUE CARD PROGRAM.

2.1. Card Provider at its expense will provide the SVC for use by Radio Provider. The approved sales program ("ASP") for Radio Provider is attached hereto as Schedule "1." Card Provider will be responsible for interfacing with the bank issuer, card processor, call center and other customer service related services and to otherwise provide for the issuance and delivery of the SVC. Radio Provider agrees that it shall not contact the bank issuer or card processor used by Card Provider and that should Radio Provider do so, the same shall be grounds for Card Provider to terminate this Agreement at its election.

         2.2. Radio Provider shall act reasonably and with commercial diligence to provide Card Provider any artwork, programming schedule, and business information regarding the station's general programming and its target audience to assist Card Provider in obtaining bank approval for the SVC. The parties agree that this covenant of Radio Provider is time sensitive as time is of the essence in any approval from the bank issuer.

         2.3. At such time as Card Provider receives written approval from the bank issuer for the SVC, Card Provider shall give Radio Provider written notification that the SVC has been approved. Such approval notice shall also include delivery of the approved radio script and other approved promotional spots.

         2.4. Card Provider will provide a sufficient inventory of SVC cards for the initial roll-out of the card program. In addition to delivery of the SVC, Card Provider will also manage and work with the bank issuer and the processor for appropriate and timely delivery of PIN numbers to customers, organize and deliver a co-branded monthly statement, organize and provide an on-line Internet based monthly statement and other financial information and also provide a custom-branded SVC membership kit for each cardholder. Card Provider will furthermore continue to provide an inventory of SVC cards as the card program is later marketed should the initial roll-out prove successful. Both Card Provider and Radio Provider shall act in good faith and with commercial diligence to ensure the successful roll-out and later marketing of the SVC via Radio Provider's FM radio station.



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         2.5. Card Provider will provide consulting and business support to
Radio Provider in connection with the SVC. This includes, but is not limited to, sales assistance, marketing expertise and program consultation as it specifically relates to the implementation of the SVC.

         2.6. Card Provider will provide Radio Provider monthly statements showing SVC issuance and transaction activity related to Radio Provider's identification and calculation of commissions payable to Radio Provider as set forth in Section 5, below. Such statements will be given by Card Provider to Radio Provider within five (5) business days after the same are made available to Card Provider by the issuing bank and/or the card processor.

         2.7. Card Provider will additionally deliver monthly reports to Radio Provider in accordance with the DirecTrac System (operated by DCS) showing detailed information related to the SVC. Such report will include the following information: number of bankcards issued, how much gross dollars were spent under the SVC for both new and existing cards, and identification of where monies were spent in general categories such as restaurants, retail merchants, airline fares, rental cars, hotel accommodations, and the like. Card Provider will, in addition to the above, provide the basic monthly report provided by DirecTrac System to Radio Provider.

         3. RADIO MARKETING.

         3.1. Radio Provider will market the SVC under this Agreement to its listeners in the metro survey area as defined by Arbitron.

         3.2. Radio Provider shall market and promote the SVC on a regular and consistent basis during the term of this Agreement. This includes, but is not limited to, doing so in accordance with the media schedule attached hereto as Schedule "2." Nothing herein shall preclude Radio Provider from promoting the SVC over and above the media schedule. Further, such promotion may include a series of on-air promotional announcements, on-air giveaways, personality endorsements, on-site field promotions and Internet web site promotion. Such promotion will in all cases include reference to Card Provider's toll-free 1-800 telephone number for sign-up for SVC and reference to SVC reload partners. Radio Provider shall, as part of such promotion, provide prominent space on its Internet web site promoting the SVC, including signup links and using its existing e-mail database, if any, to promote the SVC. In addition, Radio Provider grants Card Provider an exclusive and irrevocable license during the term hereof to use its logo on the written monthly statements provided customers of the SVC. Any advertising space provided by Card Provider to Radio Provider and sold by Radio Provider for insertion in the written monthly statements with its derivative income shall be the sole property of Radio Provider in accordance with Section 3.7, below.

         3.2.1. Radio Provider shall, on a monthly basis, issue a certified affidavit to Card Provider confirming the actual delivery of media pursuant to Schedule "2." If a deviation exists between the affidavit and Schedule "2" whereby less media was used than committed, then within thirty (30) days following the shortfall of media Radio Provider shall "make good" on the shortfall of media and replace the same with the same or similar media.



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         3.3. Radio Provider shall offer a minimum of 50-100 SVC giveaway items for each week during the first two (2) months of the SVC marketing program as defined herein. Radio Provider, at its expense, shall pre-load the SVC giveaway items. The giveaway load for the SVC is identified in Schedule 3" appended hereto. Card Provider at its own expense will provide and deliver to listeners the SVCs to be given away.

         3.4. Radio Provider shall further cooperate with Card Provider in obtaining and maintaining SVC reload partnerships. Such partners shall include but not be limited to, a major bank, convenience/grocery store chain and check cashing retail store chain. Such cooperation includes Radio Partner mentioning such reload partners in all SVC promotions set forth in Sections 3.1 and 3.2, above.

         3.5. As part of the promises given by Radio Provider in Sections 3.1 and 3.2, above, Radio Provider may further make available at no cost to Card Provider promotional items and giveaways otherwise available and used by Radio Provider to promote its radio station and to create listener loyalty. The aforesaid may include any reward or loyalty programs used by Radio Provider. Card Provider will track and report Loyalty Points accumulation and redemption to Radio Provider.

         3.6. Radio Provider further agrees that in signing this Agreement it is acknowledging and consenting to all of the rules and restrictions applicable to Card Provider by the issuing bank and MasterCard.

         3.7. Any advertising income paid to Radio Provider derived from reload partners for the SVC or from participating discount partners (retail outlets, merchants or services) shall be the exclusive property of Radio Provider.

         4. EXCLUSIVE RELATIONSHIP. During the term of this Agreement Radio Provider agrees it will not offer any other co-branded credit card, debit card, gift card or any other type of bank card or non-bank card (ATM card) or SVC using or in relationship with any other bank or card provider. Absent prior written approval from Radio Provider, Card Provider agrees that during the term of this Agreement it will not offer an SVC to a "competitor" of Radio Provider in the metro survey area as defined by Arbitron. For purposes of this section "competitor" shall mean an existing Spanish language radio station licensed to the Los Angeles market, unless it is commonly owned by SBS.

         5. RADIO PROVIDER COMMISSIONS. Radio Provider shall be paid commissions pursuant to Schedule "4" appended hereto.

         6. AUDIT RIGHTS.

         6.1. Radio Provider shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit the relevant accounting and sales books and records of Card Provider limited to those books and records needed to calculate commissions payable by Card Provider hereunder pursuant to Schedule "4" provided, that (a) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (b) in no event shall audits be made hereunder more frequently than once each calendar year; (c) if any audit should disclose an underpayment, Card Provider shall immediately pay such amount to Radio Provider; and (d) the reasonable fees and expenses relating to any audit which reveals an underpayment in excess of ten percent (10%) of the amount owing for the reporting period in question shall be borne entirely by Card Provider.



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         6.2. Card Provider shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit of all the accounting and sales books and records of Radio Provider that are relevant to radio marketing of the SVC by Radio Provider hereunder; provided that (a) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (b) in no event shall audits be made hereunder more frequently than once each calendar year; (c) if any audit should disclose insufficient media, Radio Provider shall immediately commit additional media; and (d) pay to Card Provider the reasonable fees and expenses relating to any audit which reveals a shortfall of media in excess of ten percent (10%) from Schedule "2" provided, that so long as Radio Provider makes good on the media shortfall no additional media hereunder shall be required.

         7. CONFIDENTIALITY AND NON-COMPETITION.

         7.1. PROTECTION OF CONFIDENTIAL INFORMATION. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential Information to any third party.

         7.2. PERMITTED DISCLOSURE. The parties acknowledge and agree that each may disclose Confidential Information: (a) as required by law, provided that each party will use commercially reasonable efforts to obtain confidential treatment of any Confidential Information so disclosed; (b) to their respective directors, officers. employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information; and each Party will use commercially reasonable efforts to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal).

         7.3. APPLICABILITY. The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the parties and any other person to whom the Parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each party shall advise each of the above of the obligations set forth in this Paragraph 7.



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

         7.4. THIRD PARTY CONFIDENTIAL INFORMATION. Any Confidential Information of a third party disclosed to either party shall be treated by such party in accordance with the terms under which such third party Confidential Information was disclosed; provided, that the party disclosing such third party Confidential Information shall first notify the other party that such information constitutes third party Confidential Information and the terms applicable to such third party Confidential Information; and provided further, that either party may decline, in its sole discretion, to accept all or any portion of such third party Confidential Information.

         7.5. NON-COMPETITION. The parties agree that so long as they are in relationship with one another concerning the context of this Agreement, neither party will compete with the other in connection with the offering or distribution of co-branded stored value debit cards or credit cards affiliated with an individual radio station as contemplated herein subject to and in accordance with Section 4, above.

         7.6. NON-DISCLOSURE AGREEMENT. The confidentiality provisions contained in this Paragraph 7 supersede any prior Non-Disclosure Agreement between the parties; provided, that no party shall be relieved of liability for any breach of' such Non-Disclosure Agreement prior to the Effective Date.

         8. REPRESENTATIONS AND WARRANTIES.

         8.1. AUTHORITY. Each party represents and warrants to the other party that:

                  8.1.1. CORPORATE AUTHORITY; NO CONFLICT; BINDING AGREEMENT. Such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  8.1.2. NO IMPLIED REPRESENTATIONS OR WARRANTIES. Such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

         9. LIMITATION OF LIABILITY AND INDEMNITY.

         9.1. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN THIS PARAGRAPH 9, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.



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         9.2. NO ADDITIONAL WARRANTIES. EXCEPT AS SET FORTH IN PARAGRAPH 8 OF
THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         9.3. EXCLUSIVE REMEDIES. THE RIGHTS AND REMEDIES SET FORTH IN THIS PARAGRAPH 9 CONSTITUTE THE ENTIRE OBLIGATIONS AND THE EXCLUSIVE REMEDIES OF THE PARTIES CONCERNING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THIRD PARTY CLAIMS.

         10. TERM AND TERMINATION.

         10.1. TERM. This Agreement shall commence on the Effective Date and shall remain in force for a term of thirty-six (36) months subject to the following: (a) during the first twelve (12) months of the term neither party may terminate the Agreement prior to the beginning of the 10th month; and (b) after the first twelve (12) months of the term of this Agreement this Agreement will continue until the end of the initial thirty-six (36) month term. After the initial thirty-six (36) month term, assuming the Agreement is not terminated within the first twelve (12) months, this Agreement shall be automatically renewed for another twelve (12) month period unless one or the other party gives written notice of its intention not to continue with the Agreement, such notice to be given at least ninety (90) days prior to the conclusion of the original term hereunder or any subsequent renewal term. Notwithstanding the above, this Agreement may be terminated for an uncured material breach which exists for thirty (30) days or more at any time. Should this Agreement end by its own terms (i.e., expiration of its term without renewal) then in such case Radio Provider shall be entitled to receive commissions in accordance with Schedule "5" attached hereto. However, if this Agreement is terminated by reason of an uncured material breach by Radio Provider, then in such case, Radio Provider shall be entitled to no further commissions pursuant to Section 5, above.

         10.2. TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement upon giving written notice to the other party in the event that the other party files a petition in bankruptcy, or in the event that all or part of the other party's assets are assigned to a trustee or receiver, or if an involuntary petition is filed by a third party against the other party and the other party does not resolve such petition in its favor within sixty (60) days after the filing thereof.

         10.3. SURVIVAL. Any expiration or termination of this Agreement shall not relieve any party from any obligations hereunder which have accrued on or before the effective date of such expiration or termination, nor affect the provisions set forth in Section 7, all of which are intended by the parties to survive such expiration or termination.



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         10.4. RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement, each party shall promptly return to the other all Confidential Information of the other party, including all of the physical embodiments thereof in its possession, including all copies thereof, and shall cease using the same. Each party shall certify to the other party in writing compliance with this Paragraph upon the return of such materials.

         10.5 INJUNCTIVE RELIEF. The parties agree that any material breach of the exclusivity or confidentiality provisions of this Agreement, or the infringement of either party's intellectual property rights will cause irreparable injury and that injunctive relief in a court of competent jurisdiction will be appropriate to prevent an initial breach or enjoin a continuing breach in addition to any other relief to which the aggrieved party may be entitled.

         11. ARBITRATION. Every claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to this Agreement (an "Arbitrable Claim"), shall be settled by final and binding arbitration conducted in Los Angeles, California. Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Paragraph. Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to this Agreement. The arbitration procedures shall follow the substantive law of the State of California, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

         12. MISCELLANEOUS PROVISIONS.

         12.1. NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered in the manner prescribed herein, addressed to the appropriate party at its address set forth below. Such communications shall be effective (a) when they are received by the addressee if personally delivered or transmitted by confirmed fax or electronic mail; or (b) two (2) days after deposit in the U.S. mail, if sent by certified or registered mail or (c) one (1) day after deposit with a nationally recognized overnight courier service. Any party may change its address for such communications by giving notice to the other party in conformity with this Paragraph.

         For:     Direct Card Services, LLC
                  Attn: T. Randolph Catanese
                  31416 W. Agoura Road, Suite 240
                  Westlake Village, CA  91361
                  Facsimile: (818) 707-1161



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         For:     ROI Media Solutions, LLC
                  Attn: Doyle Rose
                  3232 Oakdell Lane
                  Studio City, CA  91604
                  Facsimile: (818) 506-8696

         For:     Spanish Broadcasting System of California, Inc.
                  Attn: David L. Haymore
                  10281 West Pico Blvd.

                  Los Angeles, CA  90064
                  Facsimile: (310) 201-5926

         12.2. ASSIGNMENT. No right may be assigned, and no duty may be delegated, by either party under this Agreement except upon the written consent of the other party, and any attempted assignment and delegation without such consent shall be void. Notwithstanding the foregoing, however, either party shall be entitled to assign this Agreement, and all rights and obligations hereunder, to a successor to all or substantially all of such party's assets or voting securities, whether by sale, merger, or otherwise; provided that either party indicating such assignment shall provide the other party with at least thirty (30) days' prior written notice and cause such assignee to be bound by this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, administrators, successors and permitted assigns except as otherwise provided herein.

         12.3. RELATIONSHIP OF PARTIES. Each party is an independent contractor of the other, and neither shall be deemed an employee, agent, or partner of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

         12.4. FORCE MAJEURE. Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, acts of terrorists, riots, or other causes beyond the reasonable control of the nonperforming or delayed party.

         12.5. GOVERNING LAWS. The validity of this Agreement, the construction, interpretation, and enforcement hereof and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard for principles of conflicts of laws.

         12.6. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto.



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         12.7. ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and understandings between the parties.

         12.8. AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound.

         12.9. ATTORNEYS' FEES. The prevailing party in any action or proceeding to enforce or interpret any part of this Agreement shall be entitled to recover its reasonable attorneys' fees.

         12.10. EXPENSES. Each party shall bear all expenses associated with negotiation and preparation of this Agreement and the completion of the transaction contemplated hereby.

         12.11. ADVERTISING AND PUBLICLY. Card Provider and Radio Provider each hereby agree that any press, marketing or advertising releases, of either party that refer to the other party or the other party's products or services shall not be released or disseminated without the prior written approval of the other party. Requests for such approval will not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written at Los Angeles, California.

                                   Spanish Broadcasting System
                                   of California, Inc.

                                   By: __________________________
                                       David L. Haymore, V.P. / General Manager

                                       ROI Media Solutions, LLC

                                   By: __________________________
                                       Doyle Rose, Managing Member

                                       Direct Card Services, LLC

                                   By: __________________________
                                       T. Randolph Catanese, Managing Member





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